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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Plains All American Pipeline, L.P. and PAA Finance Corp. of our report dated March 12, 2004 relating to the combined financial statements of Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business, which appears in Plains All American Pipeline, L.P.'s Current Report on Form 8-K filed March 17, 2004. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 21, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM